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                                  EXHIBIT 23.2

                        CONSENT OF STONEFIELD JOSEPHSON

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Creative Host Services, Inc. for the year ending December 31, 1998, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Registration Statement on Form S-8 for Creative Host Services, Inc., dated March 31, 2000.

/s/ Stonefield Josephson Accountancy Corporation
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STONEFIELD JOSEPHSON ACCOUNTANCY CORPORATION

Santa Monica, California

March 31, 2000